Report of Independent Registered
Public Accounting Firm

To the Members and Board of Managers of
BNY/Ivy Multi-Strategy Hedge Fund LLC
In planning and performing our audit
of the financial statements of BNY/Ivy
 Multi-Strategy Hedge Fund LLC (the Company) as of and for the year ended March 31, 2008, in accordance with the standards of the Public Company Accounting Oversight Board
 (United States), we considered the Companys internal control over financial reporting, including controls over safeguarding securities, as a basis for designing
our auditing procedures for the purpose
 of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not
 for the purpose of expressing an opinion on the effectiveness of the Companys internal control over financial reporting.
 Accordingly, we express no such opinion.
The management of the Company is responsible for establishing and maintaining effective internal control over financial reporting.
 In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation
 of financial statements for external
 purposes in accordance with generally
 accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the
 assets of the fund 2 provide reasonable
 assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with
 generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations,
 internal control over financial reporting may not prevent or detect misstatements.
 Also, projections of any evaluation of
 effectiveness to future periods are
 subject to the risk that controls may
 become inadequate because of changes
 in conditions, or that the degree of
 compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
 financial reporting exists when the
design or operation of a control does
 not allow management or employees,
 in the normal course of performing
 their assigned functions, to prevent
 or detect misstatements on a timely
 basis. A material weakness is a
deficiency, or a combination
of deficiencies,
 in internal control over
financial reporting,
 such that there is a reasonable
 possibility that a material misstatement of the companys annual or interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Companys
 internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
 Accounting Oversight Board United States.
 However, we noted no deficiencies in
 the Companys internal control over
financial reporting and its operation,
 including controls over safeguarding
 securities, that we consider to be a
 material weakness as defined above
 as of March 31, 2008.
This report is intended solely for
 the information and use of management
 and the Board of Managers of BNY/Ivy
 Multi-Strategy Hedge Fund LLC
 and the Securities and Exchange
 Commission and is not intended to be
 and should not be used by anyone
 other than these specified parties.





New York, New York
May 30, 2008